                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our Security Capital Group Incorporated report dated March 23, 2000, our ProLogis Trust reports dated March 21, 2000 and to all references to our Firm included in or made a part of this registration statement. We further consent to the use of our opinion dated September 29, 2000 regarding certain income tax consequences of the proposed reorganization and offering included in or made a part of this registration statement.

                                          Arthur Andersen LLP

Chicago, Illinois
October 9, 2000